                             DISTRIBUTION AGREEMENT

THIS AGREEMENT is made the 28th day of March, 1995.

BETWEEN: UNICOMM SIGNAL INC.(formerly ttc TRUCK TECH CORP.) a company duly incorporated in the Province of British Columbia, Canada and having it's place of business at 11620 Horseshoe Way, Richmond, British Columbia, Canada. V7A-4V5 (hereinafter called the "Manufacturer")

                                                               OF THE FIRST PART

AND: HAULPAK DIVISION OF KOMATSU DRESSER COMPANY, a partnership under the laws of the State of Delaware, USA, with a place of business at 2300 NE Adams, Peoria, Illinois, in the United States of America (hereinafter called the "Distributor")

                                                              OF THE SECOND PART

WHEREAS:

        1. The Manufacturer manufactures a remote tire pressure sensor device (known as the TIRE MAINTENANCE SYSTEM and hereinafter called the "Product") which has applications in a number of industries, including but not limited to, the worldwide Customer Market(hereinafter called the "Territory");

        2. The Product shall be made up of the components as described in Schedule "A";

        3. The Distributor is engaged in the business of manufacturing, servicing, and selling certain products in the Territory;

        4. The Manufacturer desires to appoint the Distributor as a distributor of the Product in the Territory; and

        5. The Distributor desires to purchase and resell the Product to the Customer Market.

NOW THEREFORE THIS AGREEMENT WITNESSES that for and in consideration of the mutual premises and the mutual covenants and agreements contained herein, and in consideration of the sum of ONE ($1.00) CANADIAN DOLLAR now paid by the Distributor to the Manufacturer (the receipt and sufficiency of which is hereby acknowledged), the Parties covenant and agree with,each other as follows:


                                  EXHIBIT 10.7

        1. DEFINITIONS & INTERPRETATION

In this Agreement, unless the context requires otherwise:

                (a) "Confidential Information" shall mean that which as a consequence of negotiating and entering into this Agreement or dealing with the Manufacturer, the Distributor and certain of its employees and agents have seen, been exposed to, or otherwise come in contact with, or will see, be exposed to, or otherwise come in contact with material and information relating to the Manufacturer's Intellectual Property, the business of the Manufacturer, and other activities of the Manufacturer that is confidential (herein all such material and information is collectively called "Confidential Information"). For the purposes of this Agreement, Confidential Information includes, all information, documentation, knowledge, or data of an intellectual, technical, scientific, commercial, or industrial nature relating to the business of the Manufacturer or the Manufacturer's Intellectual Property, including, without limitation, information of financial, cost, pricing, or marketing nature, that is not generally known to the public or to other Persons who are not bound by obligations of confidentiality, and either derives economic value, actual or potential, from not being generally known, or in respect of which the Manufacturer otherwise has a legitimate interest in maintaining confidentiality;

                Notwithstanding the foregoing, "Confidential information" shall not include information, documentation, knowledge or data that
                (i) was in the public domain at the time it was disclosed or became part of the public domain after disclosure, including, without imitation, disclosure in a US or foreign patent or printed publication, or through unrestricted sale of product embodying the same; or (ii) was known to Distributor at the time of its disclosure or becomes known to Distributor without breach of this confidentiality provision; or (iii) is independently developed by Distributor; or (iv) is disclosed by Manufacturer to a third party without restrictions on such third party's rights to disclose or use the same; or (v) is disclosed pursuant to the judicial order, a requirement of a governmental agency or by operation of law; or (vi) is approved for release upon Manufacturer's prior written consent;

                or (vii) is disclosed by Manufacturer to Distributor after notification by Distributor to Manufacturer that will not accept any further Confidential information in confidence; or (viii) is not labeled conspicuously by Manufacturer as being confidential.

                (b) "Customer Market" shall mean the off-road surface mining and off-road construction machinery markets served by Distributor or its distribution organization;

                (c) "Manufacturer's Intellectual Property" shall mean the proprietary rights and interests in the nature of patents, copyrights, trademarks, industrial designs, goodwill and the like that are owned by or licensed to the Manufacturer;

                (d) "Parties" shall mean the Distributor and the Manufacturer;

                (e) "Person" shall mean the definition in accordance with
                Section 29 of the Interpretation Act (British Columbia) and any incidental definitions thereto;

                (f) "Product" shall mean the Product known as the TIRE MAINTENANCE SYSTEM and will be comprised of components being more particularly described in Schedule "A" hereto;

                (g) "Relevant Guidelines" shall mean any act, ordinance, by-law, regulation, or requirement enacted or imposed by any competent government or semi-government authority in any country within the Territory which directly relates to or regulates the use, marketing, distribution, sale, or manufacture of the Product in any way;

                (h) "Term of this Agreement" shall mean the period described in
                Section 3 hereof;

                (i) "Territory" shall mean the worldwide Customer Market except any countries specified in Schedule "C" hereto;

                (j) A reference to a party hereto shall include that party and its permitted assignees, licensees, contractors, and agents;

                (k) Words importing the singular number shall include the plural number and vice versa;

                (l) Words importing any gender shall include the other genders;

                (m) The headings in this Agreement are for ease of reference only and shall not affect the construction or meaning of this Agreement or any provision hereof.

        2. APPOINTMENT, TERRITORY, DIRECT SALES & VALUE

                (a) Subject to Section 2(b), the Manufacturer hereby appoints the Distributor as a distributor of the Product in the Territory with the authority to:

                        (i) purchase, resell, and service the Product and replacement parts in its own name and for its own account; and

                        (ii) appoint or authorize its own distributors to purchase, resell, and service the Product and replacement parts.

                (b) During the Term of this Agreement, the Manufacturer shall not grant exclusivity to other distributors for the purpose of selling the Product in the Territory.

                (c) The Distributor accepts the appointment as a distributor and agrees to employ it's reasonable best efforts with respect thereto:

                        (i) to initially promote and develop the sale of the Product to owners of off-highway construction and mining vehicles in the Territory; and

                        (ii) to subsequently promote and exploit the sale of the Product in connection with the sale of the Distributor's off-highway mining and construction trucks and for application to other mining or construction machinery products in the Territory provided that with respect to both such uses, the Distributor determines that such applications are economically justified.

                (d) During the Term of this Agreement and any renewal, the Distributor covenants and agrees that it shall:

                        (i) carry on its business in a first class manner and maintain such quality standards in its handling procedures as it may from time to time establish;

                        (ii) use its best efforts to meet sales objectives and implement sales strategies that are agreed by the Distributor and the Manufacturer;

                        (iii) maintain good relations with all customers and potential customers of the Manufacturer in the Territory and use its best efforts to detect and correct customer dissatisfaction; and

                        (iv) obtain and maintain all licenses, permits, and insurance reasonably necessary to conduct its business.

        3. TERM

                (a) This Agreement shall be for a term of four (4) years from the date hereof unless terminated within that period:

                        (i) by the Parties by mutual agreement;

                        (ii) by either party with immediate effect and without prior recourse to any judicial or other authority if the other party breaches any material obligation imposed upon it by this Agreement and does not rectify such breach within sixty (60) days after receipt of notice from the non-breaching party of such default and of the non-breaching party's intention to terminate this Agreement in accordance with this paragraph; and

                        (iii) by either party after receipt of notice, with immediate effect, in the event that the other becomes insolvent, has a manager or receiver appointed by creditors or goes into liquidation (other than voluntary liquidation for purposes of internal reorganization), is placed under the control of a committee of creditors or ceases to function as a going concern.

                (b) After this Agreement is terminated if the Distributor orders the Product and the

                Manufacturer accepts orders from the Distributor or refers inquiries to the Distributor or if either of the Parties engage in other similar acts, such acts shall not renew this Agreement or waive termination. Nevertheless, all such transactions shall be governed by the terms of this Agreement to the extent such terms are applicable.

                (c) In the event of termination pursuant to paragraph (a) of this Section, all orders accepted by the Manufacturer prior to the date of termination will be completed in accordance with the normal manufacturing schedule and shipped and invoiced to the Distributor in accordance with this Agreement and the Manufacturer shall assume, at it's discretion warranty obligations to end users, or customers, which are outstanding as of the termination date or continue to supply Product or portions thereof necessary for the Distributor to meet such obligations.

                (d) The termination of this Agreement shall be without prejudice to either party's rights or remedies to recover any moneys due hereunder or to any other rights or remedies arising pursuant to the terms of this Agreement.

        4. RENEWAL

                (a) The Manufacturer may, subject to the Distributor having complied in all respects with its obligations under this Agreement and any amendments to this Agreement, renew this Agreement for one further term of three (3) years immediately following the Term of this Agreement except for this paragraph and Schedules B and D which must be mutually agreed on at the time of renewal.

                (b) Any notice of intention by the Distributor not to renew this Agreement shall be given in accordance with Section 15 hereof so as to be received by the Manufacturer no later than six (6) months prior to the date of expiry of any relevant term.

        5. SUPPLY OF PRODUCT

                (a) Distributor shall purchase and Manufacturer shall supply the Product at the price set out on Schedule B pursuant to Distributor's

                Standard Conditions of Purchase, from time to time in force ("Standard Conditions"). Distributor's Standard Conditions in force on the date hereof are set out in Schedule E attached hereto and made a part hereof. The Standard Conditions shall, except where they are in conflict with any express provisions of this Agreement, govern the supply of the Products to the Distributor to the exclusion of all other conditions of sale or purchase.

                (b) Distributor agrees, upon acceptance of this Agreement, to issue to Manufacturer, a blanket purchase order against which monthly releases containing a twelve month rolling forecast with a three month firm commitment will be issued. The forecast quantities and delivery schedule shall be determined by the Distributor's standard ordering policy, from time to time in force.

                (c) All expenses incurred by each party in connection with the implementation of this Agreement shall be paid by it without reimbursement by the other party.

                (d) During the Term of this Agreement, the Distributor shall provide the Manufacturer with such reports and information relating to Distributor's activities hereunder as Manufacturer and Distributor shall from time to time agree.

                (e) Manufacturer agrees to exculpate, indemnify and hold harmless Distributor, its officers, directors, agents and employees from and against any and all demands, claims, liabilities, losses, suits, costs and expenses (including attorneys' fees and other defense costs), and penalties which arise, directly or indirectly out of this Agreement or the Parties performance hereunder, including but not limited to:

                        (i) personal injury or death or property damage or destruction arising out of alleged defects in material, workmanship or design of the Product or work furnished hereunder; and

                        (ii) personal injuries or death of Manufacturer's agents or employees or subcontractor's personnel and damage to or destruction of Manufacturer's or its subcontractor's property.

        In the event that any action or proceeding based upon any of the matters referred to above is brought against Distributor or its agents, employees, officers or directors, Distributor shall promptly notify Manufacturer and Manufacturer shall, if Distributor requests, resist and defend such action or proceeding by reputable counsel retained at Manufacturer's expense. In addition, Distributor may appear and be represented by counsel of its own choosing at Distributor's expenses.

        Manufacturer shall obtain and keep in force the insurance listed in Schedule D attached hereto and made a part hereof. Manufacturer shall furnish Distributor certificates of insurance for the insurance referred to in Schedule D with Distributor endorsed as a named insured thereunder, which insurance may not be decreased or canceled by Manufacturer except on thirty (30) days prior written notice to Distributor. The certificate of insurance shall not contain any form of disclaimer of the insurance carrier's responsibility for a failure to give notice.

        6. SUPPLY PRICE AND DELIVERY

                (a) The price payable by the Distributor to the Manufacturer for the Product and the components thereof shall be as set forth in Schedule B and may be adjusted on an annual basis to compensate for increases in the Consumer Price Index as determined by Statistics Canada.

                (b) The Distributor shall be eligible for a 20% discount on the prevailing price of the Product purchased from the Manufacturer during the term of this Agreement; with the unit sales, of the equivalent product sold directly into the Replacement Market of the Territory by the Manufacturer, determining the unit quantity of the purchased Product on which the aforementioned discount shall be applied.

                (c) All quantities of the Product supplied by the Manufacturer to the Distributor pursuant to this Agreement shall be F.O.B. factory. All risk in each quantity of Product supplied shall be with the Distributor from the time it is placed F.O.B. Vancouver. Notwithstanding any rule of law or equity to the contrary, the property in each quantity of Product supplied shall not pass to the Distributor and the sale of it shall not be complete until such Product has been paid for in full.

                The Distributor shall sign all instruments and do all acts that the Manufacturer, acting reasonably, requires to effect, perfect, register or record such retention of title and security interest.

                (d) The Distributor shall properly pay all taxes, levies, tariffs, custom duties, brokerage fees, insurance premiums, and other costs and levies charged, assessed or levied in connection with the Product, the transport of the Product to the Distributor, or the use of the Product by the Distributor.

                (e) The Distributor shall inspect each delivery of the Product within 120 days after delivery (the "Inspection Period"). The Distributor shall be entitled to reject units of Product only if the Product does not reasonably conform with the quality warranted by the Manufacturer in Section 7(a). The Distributor shall deliver written notice of rejection of any Product before the expiration of the Inspection Period.

                (f) Nothing in this Agreement shall be construed as restricting the Distributor's freedom to set its own resale prices.

                (g) The Distributor shall pay interest on all overdue amounts owing from it to the Manufacturer hereunder at the rate of 12% per annum calculated and compounded monthly from the date the amounts became overdue.

                (h) The Manufacturer or its designate shall give to the Distributor weekly an invoice for purchases by the Distributor and the Distributor shall pay all amounts owed by it to the Manufacturer within 30 days after the date of such invoice.

                (i) The Distributor shall not modify or tamper with the Product except:

                        (i) as necessary to comply with local laws, which compliance shall be the sole responsibility of the Distributor; and

                        (ii) with the express permission of the

                        Manufacturer.

                (j) As between the Manufacturer and the Distributor, the Distributor shall be solely responsible for paying all taxes, charges, and contributions levied or otherwise required by competent governmental authorities in respect of the Distributor in connection with income earned as a consequence of this Agreement or the relationship of the Parties to each other or to the Manufacturer, including but not restricted to income taxes, unemployment insurance premiums, pension, social security, and worker's compensation contributions.

        7. WARRANTY AND LIMITATION OF LIABILITY

                (a) LIMITED WARRANTY. The Manufacturer hereby warrants workmanship and materials of the Product sold hereunder to be free from defects in material and/or workmanship under normal use and service for a period of two (2) years from date of manufacture by the Manufacturer or one (1) year from the date of sale to the end user of the Product by the Distributor whichever is less (the "Warranty Period"). The Manufacturer shall have the right to determine whether to replace or repair all Product under this limited warranty.

                (b) EXEMPTED CASES. THE MANUFACTURER SHALL HAVE NO OBLIGATION UNDER THIS SECTION TO REPAIR OR REPLACE THE PRODUCTS THAT ARE FAULTY DUE TO:

                        (i) ERRORS IN DESIGN WHICH ARE SOLELY A RESULT OF INFORMATION SUPPLIED TO THE MANUFACTURER BY THE DISTRIBUTOR;

                        (ii) OPERATION OF THE PRODUCT BEYOND THE LIMITS ESTABLISHED IN THE SPECIFICATIONS;

                        (iii) ADJUSTMENT ERRORS BY OPERATOR OR MAINTENANCE PERSONNEL, INCORRECT OPERATION OF THE EQUIPMENT, ALTERATION, MODIFICATION OR ADDITION TO THE EQUIPMENT NOT AUTHORIZED BY THE MANUFACTURER, OR REPAIR OR USE OF TOOLS OR TEST EQUIPMENT OTHER THAN THAT AUTHORIZED BY THE MANUFACTURER PROVIDED MANUFACTURER HAS SUPPLIED DISTRIBUTOR WITH ADEQUATE INSTALLATION, OPERATIONAL, MAINTENANCE AND REPAIR INFORMATION FOR DISTRIBUTION TO DISTRIBUTOR'S SUB-DISTRIBUTORS AND END-USERS

                        OF DISTRIBUTOR'S EQUIPMENT;

                        (iv) SOLELY THE ACTS, OMISSIONS, OR NEGLIGENCE OF ANY PARTY OTHER THAN THE MANUFACTURER, INCLUDING BUT NOT RESTRICTED TO ACCIDENTS, DISASTERS, FIRES, FLOOD, WATER, WIND, AND LIGHTNING;

                        (v) INSTALLATION ERROR (UNLESS THAT IS THE
                        RESPONSIBILITY OF THE MANUFACTURER) AFTER LOADING AT THE F.O.B. POINT PROVIDED THAT MANUFACTURER HAS SUPPLIED DISTRIBUTOR WITH ADEQUATE INSTALLATION, MAINTENANCE, AND REPAIR INFORMATION FOR DISTRIBUTION TO DISTRIBUTOR'S SUB-DISTRIBUTORS AND END-USERS OF DISTRIBUTOR'S EQUIPMENT;

                        (vi) USE OF THE PRODUCT FOR OTHER THAN THE PURPOSE FOR WHICH IT IS SUPPLIED;

                        (vii) OPERATION OF AN ASSOCIATED SYSTEM NOT SUPPLIED BY THE MANUFACTURER;

                        (viii) FAILURE TO PROVIDE ROUTINE MAINTENANCE (UNLESS SUCH TECHNICAL ASSISTANCE IS THE RESPONSIBILITY OF THE MANUFACTURER); AND

                        (ix) NORMAL WEAR AND TEAR INVOLVING CONSUMABLE.

                (c) SPECIFIC EXCLUSION OF OTHER WARRANTIES. EXCEPT AS TO TITLE AND AS OTHERWISE SET OUT IN THIS AGREEMENT, THE WARRANTY SET OUT IN SECTION 7(a) IS IN LIEU OF ALL OTHER WARRANTIES, AND THERE ARE NOT OTHER WARRANTIES, REPRESENTATIONS, OR GUARANTEES OF ANY KIND WHATSOEVER, EITHER EXPRESS OR IMPLIED BY LAW OR CUSTOM, REGARDING THE PRODUCT OR ANY OTHER MATERIALS OR SERVICES TO BE SUPPLIED HEREUNDER BY THE MANUFACTURER, INCLUDING, BUT NOT LIMITED TO WARRANTIES, REPRESENTATIONS, AND GUARANTEES AS TO THE MERCHANTABILITY, FITNESS FOR PURPOSE, DESIGN, CONDITION, OR QUALITY OF PRODUCT AND SUCH OTHER MATERIALS AND SERVICES.

                (d) SOLE REMEDY. IF THE PRODUCT SUPPLIED BY THE MANUFACTURER TO THE DISTRIBUTOR IS DETERMINED BY THE DISTRIBUTOR TO BE DEFECTIVE UNDER SECTION 7(a) DURING THE WARRANTY PERIOD, THEN THE MANUFACTURER SHALL, AT ITS OPTION, EITHER REPAIR OR REPLACE THE DEFECTIVE ITEM AT ITS OWN EXPENSE, PROVIDED THAT SUCH ITEM IS IN FACT DEFECTIVE AND

                THAT IT IS RETURNED TO THE MANUFACTURER'S AUTHORIZED REPAIR FACILITY INTACT WITHIN THE WARRANTY PERIOD WITH ALL TRANSPORTATION, PACKING, AND APPLICABLE TAXES PREPAID BY THE DISTRIBUTOR. THE MANUFACTURER SHALL USE ITS BEST EFFORTS TO EFFECT SUCH REPAIRS AND REPLACEMENTS WITHIN 30 DAYS AFTER THE
                ITEM IS RETURNED TO THE MANUFACTURER. THE MANUFACTURER SHALL RETURN THE REPAIRED OR REPLACED ITEM, TRANSPORTATION AND PACKING PREPAID. WHEN THE DISTRIBUTOR RETURNS PRODUCT THAT ARE NOT IN FACT DEFECTIVE, THE MANUFACTURER SHALL BE ENTITLED TO CHARGE THE DISTRIBUTOR A NOMINAL SERVICE FEE NOT EXCEEDING $10.00 PER ITEM.

                (e) SEPARATE ENFORCEABILITY. PARAGRAPHS 7b, 7c, AND 7d, OF THIS SECTION ARE TO BE CONSTRUED AS SEPARATE PROVISIONS AND SHALL EACH BE INDIVIDUALLY ENFORCEABLE.

                (f) The Manufacturer and the Distributor both hereby warrant that they are sufficiently insured with respect to product liability claims asserted by a third party.

        8. MARKETING AND PRESENTATION OF THE PRODUCT

                (a) The Manufacturer shall furnish to the Distributor such information on the market for the Product in the Territory as shall come to the attention of the Manufacturer from time to time with a view to assisting the Distributor in sales of the Product.

                (b) The Distributor shall be responsible to the Manufacturer for insuring that Product are properly repackaged and generally comply with industry or the Distributor's standards.

                (c) The Manufacturer warrants that information provided by it to the Distributor on use and performance of the Product shall be correct,

                (d) The Distributor shall utilize its network of distributors in the Territory in the sale of the Product and shall provide, through its distributor network, appropriate after-sale service for the Product.

                (e) The Manufacturer and Distributor shall develop and make available to each other:

                        (i) product price and competitive information reasonably requested by the other Party;

                        (ii) all standard advertising and promotional materials that the Manufacturer makes available to other distributors, of the Product pursuant to Paragraph 2(b); and

                        (iii) mounting bracket designs required for new installation configurations.

                (f) During the Term of this Agreement, the Distributor covenants and agrees that it shall provide copies of all material for independent media advertising to the Manufacturer.

                (g) The Manufacturer shall assist in the promotion of the Product by providing marketing, technical or sales training Personnel reasonably requested by the Distributor. There shall be prior agreement as to who shall bear cost and expenses of such Personnel.

                (h) The Parties hereby agree that they do not have and shall not acquire any rights to the trademarks or trade name of the other and that neither party has any authority to use the trademarks or trade names of the other in any manner whatsoever unless authorized in writing by the other Party.

                (i) The Distributor shall cooperate in obtaining all competitive standard advertising and promotional materials that is available from other distributors, purchasers or users of like products.

                (j) The Distributor. hereby warrants and acknowledges that the Manufacturer's Intellectual Property is the property of the Manufacturer to the extent such intellectual property is listed in Schedule A attached hereto and made a part hereof.

                (k) The Distributor hereby agrees that it shall notify the Manufacturer of any suspected infringement in the Territory by any third parties of any of the Manufacturer's Intellectual Property of which the Distributor becomes aware.

                (l) The Manufacturer and Distributor hereby agree to cooperate on the development and manufacturing of special projects and enhancement to the Product that are requested by the Customer Market. The costs incurred for general improvements shall be borne by Manufacturer. The costs incurred for customization of the Product for particular customers in the Customer Market shall be borne by Distributor. The costs incurred for any other development of special projects or enhancements shall be mutually agreed upon by the Parties prior to commencement.

                (m) All improvements to the Product, regardless of the source, including but not limited to the Distributor, the Distributor's customers in the Customer Market special projects and enhancement initiated by the Manufacturer, Distributor or the Distributor's customers, are the property of both the Manufacturer and the Distributor.

                (n) The Distributor shall assist and cooperate with the Manufacturer to set up mutually agreeable mine site locations for continued product development field testing.

                (o) During the Term of this Agreement and any renewal, the Distributor covenants and agrees that it shall not:

                        (i) distribute products manufactured by other than the Manufacturer which would compete with the Product;

                        (ii) misrepresent the Product or the policies of the Manufacturer, whether by act or omission.


        9. NO PARTNERSHIP/AGENCY

        Except as otherwise expressly provided in this Agreement:

                        (i) the relationship of the Distributor to the Manufacturer shall be that between independent contracting Parties; and

                        (ii) (ii) nothing contained in this Agreement and no act of the Parties in pursuance of this Agreement shall be construed as creating between the Distributor and the Manufacturer the relationship of partnership, joint venture, or agency;

                        (iii) neither the Distributor nor the Manufacturer shall act or shall purport to be acting as the legal agent of the other;

                        (iv) neither the Distributor nor the Manufacturer shall enter or purport to enter into any Agreement on behalf of the other or otherwise bind or purport to bind the other or cause the other to incur liability in any manner whatsoever; and

                        (v) all actions of the Distributor and Manufacturer hereunder shall be entirely on and for their own behalf.

        10. CONFIDENTIALITY

                (a) As a consequence of this Agreement, the Manufacturer has given and during the Term of this Agreement, shall continue to give to the Distributor certain technical and commercial information (namely, the Manufacturer's Confidential Information) relating to the Product in order to assist the Distributor in the development and commercial exploitation of the Product, and the Distributor accordingly undertakes:

                        (i) to use the Manufacturer's Confidential Information only for the purpose set forth in this Agreement and in particular not to use the Manufacturer's Confidential Information to develop any products other than the Product without the Manufacturer's express written authorization;

                        (ii) to use its best endeavor to keep confidential all the Manufacturer's Confidential Information, except to the extent disclosure is required to perform its obligations under this Agreement;

                        (iii) to return to the Manufacturer on termination of this Agreement all of the Manufacturer's Confidential Information howsoever stored including information then or therefore designated by the Manufacturer as confidential and all copies thereof; and

                        (iv) to ensure that its employees, servants, contractors, and agents are aware of, and observe the provisions of this Section during the Term of this Agreement and thereafter.

                (b) Without limiting the general restrictions on use contained in the preceding Sections, the Distributor shall not copy the Product or any of its components except as expressly permitted or reverse engineer, decompile, disassemble, reconstruct, decrypt, modify, update, enhance, supplement, translate or adapt the Product and shall take all reasonable precautions so as not to allow other parties to do so.

                (c) Notwithstanding the undertakings set out in this section 10, such obligations shall not extend to Confidential Information that (i) was in the public domain at the time it was disclosed or became part of the public domain after disclosure, including, without limitation, disclosure in a US or foreign patent or printed publication, or through unrestricted sale of product embodying the same; or (ii) was known to Distributor at the time of its disclosure or becomes known to Distributor without breach of this confidentiality provision; or(iii) is independently developed by Distributor; or (iv) is disclosed by Manufacturer to a third party without restrictions on such third party's rights to disclose or use the same; or (v) is disclosed pursuant to the judicial order, a requirement of a governmental agency or by operation of law; or (vi) is approved for release upon Manufacturer's prior written consent; or (vii) is disclosed by Manufacturer to Distributor after notification by Distributor to Manufacturer that will not accept any further Confidential Information in confidence; or (viii) is not labeled conspicuously in the manner set out above.

        11. EXCLUSIVITY

                (a) Subject to the warranties, conditions and exceptions in this Agreement, the Distributor has a right, on a nonexclusive basis, to distribute, sell and market the Product in the Territory.

                (b) In the event that the Manufacturer
                develops a new product specifically designed for the Customer Market, the Distributor shall have the first right to accept or reject a distribution agreement between it and the Manufacturer for the new product.

        12. TERMINATION

                (a) In the event that this Agreement or any extension or renewal hereof expires or is terminated for any reason:

                        (i) the Distributor shall take stock of the Product in its possession and advise the Manufacturer of the number of such Product and shall return any advertising material received from the Manufacturer and Manufacturer's Confidential Information then held by the Distributor; and

                        (ii) the Manufacturer shall purchase from the Distributor all Product, including parts and accessories purchased by Distributor under this Agreement, then unsold by Distributor, at a price which represents the cost thereof to Distributor of purchase and delivery into Distributor's warehouse or premises.

                (b) If either party should default in the performance or observance of any of it's obligations hereunder, then, in addition to all other rights and remedies available to the non-defaulting party, the non-defaulting party may suspend performance and observance of any or all its obligations under this Agreement, without liability, until the other party's default is remedied, but this Paragraph shall not permit the Distributor to suspend its obligation to make payments owing in respect of the Product that has been accepted or deemed accepted by the Distributor.

                (c) Neither party shall be deemed to be in default for any delay or failure to perform its obligations under this Agreement resulting from acts of God, the elements, strikes, shortage of parts, labor or transportation or any cause beyond the reasonable control of such party.

        13. ASSIGNMENT

        Neither Manufacturer nor Distributor shall assign, transfer, convey, delegate or sub-contract this Agreement or any of the rights, duties or obligations under this Agreement to a third party except as otherwise set forth in this Agreement, without the prior written consent of the other party, which consent shall not be unreasonably withheld, provided however, Distributor may, without such consent, assign this Agreement to a company division affiliated with Distributor.

        14. AMENDMENTS AND APPLICABLE LAW

                (a) No amendment, variation, or modification to this Agreement or to any Schedule hereto shall be binding unless it is in writing signed by both Parties and specifies the effective date of the change.

                (b) This Agreement constitutes the complete understanding between the Parties and supersedes the Distribution Agreement dated the 25th day of September 1991 and any prior communication or agreement, whether written or oral.

                (c) The failure by either party on one or more occasions to exercise all of its rights under this Agreement shall not be construed as a waiver of such right or rights.

                (d) All of the terms of this Agreement shall be construed so as to not infringe the provisions of any relevant guidelines or law, but if any such stipulation does infringe any such provision, the same shall be deemed to be void and severable. In such event, invalid clauses shall be suitably amended to maintain the economical intentions of the Parties hereto and all other stipulations of this Agreement shall remain in full force and effect unless the invalid stipulations cannot be replaced and are of such essential importance for this Agreement that it is reasonably to be assumed that this Agreement would not have been concluded without the invalid clauses;

                (e) This Agreement shall be construed and governed by the law of the State of Illinois, USA.

        15. NOTICES AND APPROVALS

                (a) All notices, requests, consents and other documents authorized or required to be given by or pursuant to this Agreement shall be given in writing and either personally served or sent by pre-paid post, telex, telegram, cable or facsimile to the address of the recipient set out in this Agreement or such other address as one party may notify the other party in writing;

                (b) Notices and approvals given by the Manufacturer shall be deemed to be duly given and authorized if they appear over the signature of a Director or Manager of the Manufacturer or of any other Person whom it has identified to the Distributor as authorized to give notices and approvals on its behalf and sent to the Distributor at its address for service of notices;

                (c) Notices given by the Distributor shall be deemed to be duly given and authorized if they appear over the signature of any Director or Officer or Manager of the Distributor or other Person whom it has identified to the Manufacturer as authorized to give notices and approvals on its behalf and sent to the Manufacturer at its address for service of notices;

                (d) Notices, approvals and other communications hereunder shall be deemed to have been received:

                        (i) if sent by telecommunication, on the date upon which they were transmitted;

                        (ii) if delivered personally, or courier, at the time and date upon which they arrived at the addressee's address for service subject to the proof of delivery; and

                        (iii) if by post or mail, three days subsequent to posting subject to proof of mailing.

        16. GENERAL

                (a) The Parties agree to execute and deliver such further instruments and assurances and do such further acts as may be required to give effect to this Agreement.

                (b) This Agreement supersedes all previous dealings, understandings and expectations of the Parties and constitutes the whole Agreement with respect to the transaction contemplated hereby, and there are no representations, warranties, conditions, or collateral agreements between the Parties with respect to such transaction except as expressly set out herein. No amendment, modification, supplement or other purported alteration of this Agreement shall be binding on the Parties unless in writing signed by them or on their behalf by their duly authorized representatives.

                (c) Subject to section 13 above, this Agreement shall be binding upon and ensure to the benefit of the Parties hereto and their respective lawful successors, heirs, executors, administrators and permitted assigns, as the case may be.

                (d) Time shall be of the essence of this Agreement and no waiver by a party of any particular default or defect shall affect or impair the rights of that party in respect of any subsequent default or omission of the same or different kind, and where such a waiver has occurred, time shall continue to be of the essence without the necessity of specific reinstatement.

                (e) All disputes, claims, controversies of any kind arising from this Agreement (including the existence or continued existence of this Agreement or the validity of this paragraph), which cannot be settled amicably by the parties shall be submitted to arbitration to the exclusion of any court. Such arbitration, including the rendering of the award, shall take place in Chicago, Illinois, USA in accordance with the rules of the American Arbitration Association then in effect ("Rules"), which shall administer the arbitration and act as appointing authority. In the event of any conflict between the Rules and this clause, the provisions of this clause shall govern. The arbitration proceeding shall be conducted in English; therefore, each arbitrator shall be fluent in the English language.

                The arbitration court shall consist of three (3) arbitrators. Each party shall select an arbitrator from a panel furnished by the appointing authority. The two, in turn, shall choose the third, presiding arbitrator, who need not be from the panel. If the parties are unable to agree on any of the names proposed or if the party appointed arbitrators are unable to agree upon the presiding arbitrator, the appointing authority shall have the power to make the appointment from other members of the panel.

                The arbitrators shall interpret the contract in accordance with the laws of the State of Illinois, USA

                The award of the arbitrators shall be final and executory with respect to all disputes, claims, or controversies arising under this Agreement and submitted to arbitration pursuant to this paragraph.

                The costs of arbitration shall be decided by the arbitrators. They shall likewise decide which party shall bear the same or if all parties should share the same, then in what proportion.

                The award of the arbitrator shall be enforceable by any court having jurisdiction over the party against which the award has been rendered, or where assets of the party against which the award has been rendered can be located.

                Each of the Parties hereby agrees to pay the amount of any arbitrage award and/or of any costs of arbitration which the arbitrators determine that it is required to pay within sixty
                (60) days after the arbitrator's award has been notified to it. All payments shall be made in US dollars.

                The Parties agree that the provisions of this paragraph shall continue in effect after the termination of this Agreement for any reason whatsoever.

                (f) The schedules, if any, referred to herein and attached hereto shall constitute a part of this Agreement to the same extent as if specifically included herein and are hereby incorporated by reference.

                (g) Unless otherwise stated herein, all amounts of money stated herein are expressed in US dollars.

                (h) This Agreement may be executed in any number of counterparts with the same effect as if all Parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same agreement. This

                Agreement may be executed by the Parties and transmitted by facsimile transmission and if so executed and transmitted this Agreement shall be for all purposes as effective as if the Parties had delivered an executed original Agreement.

                (i) Notwithstanding any provision to the contrary, Manufacturer hereby agrees to indemnify Distributor and to hold it harmless from any and all damages awarded against Distributor and all reasonable expenses incurred by Distributor as a result of any claim of trade secret, patent, copyright, or trademark infringement asserted against Distributor by virtue of Distributor's purchase or use of the Product as delivered by Manufacturer. Manufacturer shall be given prompt notice of any such claim and the right to control and direct the investigation, preparation, defense and settlement of each such claim and further provided Distributor shall fully cooperate with Manufacturer in connection with the foregoing.

IN WITNESS WHEREOF the Parties hereto have hereunto set their hands on the day and in the year first herein before written.


SIGNED, SEAL AND DELIVERED for )
and on behalf of:              )
                               )
UNICOMM SIGNAL INC. by its     )____________________________

duly authorized agents in the presence of:
                               )
                               )
                               )
_______________________________)
                                ____________________________



SIGNED, SEALED, DELIVERED for  )
and on behalf of:              )
                               )
HAULPAK DIVISION OF KOMATSU    )____________________________
DRESSER COMPANY by its         )
duly authorized agents in the presence of:
                               )
                               )
_______________________________)
                                ____________________________

                       SCHEDULE A (REVISED MARCH 6, 1995)

                               PRODUCT DESCRIPTION

010.0400 - TIRE MAINTENANCE SYSTEM KIT

        COMPRISING OF:

1 - 210.0012   MONITOR, W/EXP. MEMORY
1 - 210.0013   CABLE, POWER SUPPLY
6 - 200.0001   SENSOR, VALVE STEM MOUNT
6 - 263.0014   LITHIUM BATTERY
1 - 240.0015   ANTENNAE ROD & COIL
1 - 262.0013   CABLE, ANTENNA COAXIAL W/ANCHOR
1 - 264.0027   MOUNTING BRACKET, ANTENNA
2 - 265.0017   U-BOLT, ANT. MOUNT
1 - 210.0015   CABLE, PROGRAMMING
1 - 810.0002   HAULPAK APPLICATION DATA BOOK

ACCESSORIES:
010.0101       -SENSOR , W/BATTERY
010.0103       -FITTING, VALVE SUPPORT
010.0104       -LITHIUM BATTERY
010.0106       -CABLE, PROGRAMMING
010.0107       -ANTENNA KIT, CLAMP-ON
010.0109       -TMS DATA DOWNLOAD KIT
010.0150       -PROBE INSTALLATION KIT, MECH. DRIVE TRUCKS
010.0154       -SENSOR INSTALLATION KIT
010.0160       -PROBE INSTALLATION KIT, ELECTRIC DRIVE TRUCKS
010.0402       -TMS MONITOR KIT, W/ EXP. MEMORY
200.0008       -TEMPERATURE PROBE, 20" LEAD
200.0009       -TEMPERATURE PROBE, 40" LEAD
200.0010       -TEMPERATURE PROBE, 68" LEAD

SERVICE PARTS:

010.0110       -SEALING WASHERS, VALVE CORE HOUSING PACKAGE OF 20
210.0013       -CABLE, POWER SUPPLY
210.0018       -ANCHOR ASSEMBLY, SENSOR
210.0019       -HOSE ASSEMBLY, SENSOR INST.  KIT
240.0015       -ANTENNA ROD & COIL
262.0012       -CABLE, TMS DATA DOWNLOAD
262.0013       -CABLE, ANT. COAXIAL W / ANCHOR
264.0027       -BRACKET, ANTENNA
264.0038       -SUPPORT BRACKET, 1 SENSOR
264.0039       -SUPPORT BRACKET, 2 SENSORS
265.0017       -U-BOLT
268.0033       -VALVE CORE HOUSING
268.0044       -COLLIE SPUD
268.0046       -PROBE SWIVEL CONNECTOR, ELECT. DRIVE TRUCKS
268.0048       -PROBE SWIVEL CONNECTOR, MECH. DRIVE TRUCKS

                       SCHEDULE B (REVISED MARCH 6, 1995)

                              PRICING (US DOLLARS)

010.0400-TIRE MAINTENANCE SYSTEM KIT                                            2895.00
010.0101-SENSOR W/BATTERY                                                        344.00
010.0103-FITTING, VALVE SUPPORT                                                    3.00
010.0104-LITHIUM BATTERY                                                          17.00
010.0106-CABLE, PROGRAMMING                                                       20.00
010.0107-ANTENNA KIT, CLAMP-ON                                                    95.00
010.0109-TMS DATA DOWNLOAD KIT                                                   149.00
010.0150-PROBE INSTALLATION KIT, MECH. DRIVE TRUCKS                              585.00
010.0154-SENSOR INSTALLATION KIT                                                 250.00
010.0160-PROBE INSTALLATION KIT, ELECTRIC DRIVE TRUCKS                           345.00
010.0402-TMS MONITOR KIT, W/ EXP. MEMORY                                         727.00
200.0008-TEMPERATURE PROBE, 20" LEAD                                              40.00
200.0009-TEMPERATURE PROBE, 40" LEAD                                              40.00
200.0010-TEMPERATURE PROBE, 68" LEAD                                              40.00
010.0110-SEALING WASHERS, VALVE CORE HOUSING
            (PACKAGE OF 20)                                                        3.00
210.0013-CABLE, POWER SUPPLY                                                       5.00
210.0018-ANCHOR ASSEMBLY, SENSOR                                                  24.00
210.0019-HOSE ASSEMBLY, SENSOR INST. KIT                                          16.50
240.0015-ANTENNA ROD & COIL                                                       37.00
262.0012-CABLE, TMS DATA DOWNLOAD                                                 24.00
262.0013-CABLE, ANT. COAXIAL W / ANCHOR                                           45.00
264.0027-BRACKET, ANTENNA                                                         10.00
264.0038-SUPPORT BRACKET, 1 SENSOR                                                 6.50
264.0039-SUPPORT BRACKET, 2 SENSORS                                               10.00
265.0017-U-BOLT (FOR ANT. BRKT.)                                                   1.50
268.0044-COLLIE SPUD                                                               6.00
268.0033-VALVE CORE HOUSING                                                       11.00
268.0046-PROBE SWIVEL CONNECTOR, ELECT. DRIVE TRUCKS                               9.00
268.0048-PROBE SWIVEL CONNECTOR, MECH. DRIVE TRUCKS                               30.00

                                   SCHEDULE C

                                   TERRITORIES


No Exceptions

                                   SCHEDULE D

                                    INSURANCE

Occurrence Comprehensive General Liability Insurance with a combined single limit of $5,000,000 for bodily injury, death and property damage. The coverage is to include personal injury insurance with deletion of both contractual liability exclusion and employee exclusion and shall contain a waiver of subrogation for the benefit of Distributor. Certificates evidencing such coverage, naming Distributor as an additional named insured and providing thirty
(30) days prior written notice to Distributor in the event of modification or cancellation of coverage shall be provided to Distributor. The certificate of insurance shall not contain any form of disclaimer of the insurance carrier's responsibility for a failure to give notice.

                                   SCHEDULE E

                        Distributor's Standard Conditions